UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DTE ENERGY COMPANY
(Exact name of registrant as specified in its charter)
MICHIGAN
(State of incorporation or organization)
38-3217752
(I.R.S. Employer Identification No.)
One Energy Plaza Detroit, Michigan, 48226 (Address of Principal Executive Offices of Each Registrant and Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-286383

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
2025 Series H 6.25% Junior Subordinated Debentures due 2085	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act: None.
________________________________________________________________
(Title of class)

Item 1. Description of Registrants' Securities to be Registered.

The class of securities to be registered hereby is the 2025 Series H 6.25% Junior Subordinated Debentures due 2085 (“Subordinated Debentures”) of DTE Energy Company, a Michigan corporation (“DTE”). The Subordinated Debentures are being issued under an Amended and Restated Indenture, dated as of April 9, 2001, between DTE Energy Company and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by a Supplemental Indenture dated as of September 15, 2025.

A description of the Subordinated Debentures is set forth (i) under the caption “Description of Debt Securities” in the Prospectus forming a part of Registration Statement No. 333-286383 (“Registration Statement”) on Form S-3 filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended ("Securities Act"), on April 4, 2025, and (ii) under the caption "Description of Junior Subordinated Debentures" in the Prospectus Supplement dated September 8, 2025 filed with the Commission pursuant to Rule 424(b)(2) of the general rules and regulations of the Securities Act which description is incorporated herein by reference.

Item 2.     Exhibits.

2.1	Registration Statement on Form S-3 (Registration No. 333-286383).

2.2
Amended and Restated Indenture, dated as of April 9, 2001, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 (Registration No. 333-58834)).

2.3
Form of DTE Energy’s Subordinated Supplemental Indenture (including Form of Note as Exhibit A) (incorporated by reference to Exhibit 4.14 to the Registration Statement on Form S-3 (Registration No. 333-210556)).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: September 17, 2025

DTE ENERGY COMPANY (Registrant)

/s/Mark C. Rolling Name: Mark C. Rolling Title: Senior Vice President - Finance and Treasurer